Exhibit 10.1

FIRST AMENDMENT TO LINE OF CREDIT NOTE

THIS FIRST AMENDMENT (the “First Amendment”), dated this 4th day of April, 2014 (“Amendment Effective Date”), is made to the Line of Credit and all amendments and addenda thereto by and between Citizens Bank of Pennsylvania (“Citizens Bank”) and AmerisourceBergen Corporation, a Delaware corporation (the “Borrower”), dated as of March 7, 2013  (the “Line of Credit”).

WHEREAS, Citizens Bank has made available to the Borrower a certain Line of Credit dated as of March 7, 2013; and

WHEREAS, pursuant to the Line of Credit, the Borrower entered into a Revolving Credit Note dated March 8, 2013 in favor of Citizens Bank in the original principal amount of $45,000,000 (the “Note”); and

WHEREAS, the Borrower and Citizens Bank desire to amend the Note as provided below.

NOW, THEREFORE, in consideration of mutual promises and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree to the terms and conditions hereinafter set forth:

1.                                      The notation of the amount of the Note at the beginning of the Note is amended by deleting the reference to “$45,000,000” and replacing it with “Seventy-Five Million ($75,000,000)”.

2.                                      The notation of the date of Note at the beginning of the Note is amended by deleting the reference to “March 8, 2013” and replacing it with “April 4, 2014”.

3.                                      The preamble of the Note is hereby deleted and restated in its entirety as follows:

FOR VALUE RECEIVED, AmerisourceBergen Corporation, a Delaware corporation (the “Borrower”), hereby promises to pay to the order of Citizens Bank of Pennsylvania (the “Bank”), the principal sum of Seventy-Five Million and 00/100 Dollars ($75,000,000) or such lesser amount as may be advanced to or for the benefit of the Borrower, pursuant to the terms hereof (“Note”), together with interest thereon at the rate specified herein, as follows:

4.                                      Section 1(a) of the Note is hereby deleted and restated in its entirety as follows:

Revolving Credit Loans. Subject to the terms and conditions and relying upon the representations and warranties set forth in this Note, the Bank may, in its sole and absolute discretion, make loans to the Borrower (a “Revolving Credit Loan” or the “Revolving Credit Loans”), at any time or from time to time on or after the Closing Date (as hereinafter defined) through and including the Business Day (as hereinafter defined) immediately preceding the date upon which the aggregate principal balance of the Revolving Credit Loans becomes due and payable, in a principal amount not to exceed Seventy-Five Million and 00/100 Dollars ($75,000,000.00) (the “Revolving Credit Facility Amount”).  Within the limits of time and amount set forth in this Note, and subject to the further provisions of this

Note including, without limitation, the Bank’s right to demand repayment of the Revolving Credit Loans upon the occurrence of an Event of Default (as hereinafter defined), the Borrower may borrow, repay and reborrow under this Section 1.

5.                                      Section 3(a) of the Note is hereby deleted and restated in its entirety as follows:

Scheduled Payments.  Subject to the terms and conditions of this Note, the Borrower shall make payments of the entire unpaid principal balance of each Revolving Credit Loan, exclusive of all accrued interest thereon, on the Repayment Date (as hereinafter defined) with respect to such Revolving Credit Loan.  All accrued interest of each Revolving Credit Loan shall be due and paid on a monthly basis.  Such interest payments shall be paid on the 1st business day of the month immediately following the month in which such interest was accrued.  If the first day of the month falls on a weekend or Bank holiday, payment shall be made on the next succeeding business day.  If not sooner paid, after maturity of any part of the Revolving Credit Loans (whether on demand, by acceleration or otherwise), the entire outstanding principal balance of such Revolving Credit Loans and all costs and fees incurred by the Bank pursuant thereto, shall be immediately due and payable, without notice, presentment or demand of any kind.

6.                                      Section 4(f) of the Note is hereby deleted and restated in its entirety as follows:

Financial Statements.  The Borrower shall furnish to the Bank:

(i)            as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries (as hereinafter defined) as of the end of such fiscal year and the related audited consolidated statements of income and of cash flows and changes in stockholders’ equity of the Borrower and its consolidated Subsidiaries for such fiscal year, from the Borrower’s independent certified public accountants; and

(ii)           as soon as available, but in any event not later than forty-five (45) days after the end of the first three (3) quarterly periods of each fiscal year of the Borrower the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by the chief financial officer, treasurer or controller of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).  In lieu of furnishing the Bank the items referred to in clauses (i) and/or (ii) above, all of the items required to be delivered pursuant to clauses (i) and/or (ii) above shall be deemed to have been delivered on the date on which the Borrower posts such information on Borrower’s website on the Internet at http://www.amerisourcebergen.com or Borrower’s appropriate designated website at http://www.sec.gov or http://intralinks.com.  For the avoidance of doubt, the Borrower may satisfy all of the requirements of this section, including the certification of its financial statements by an officer of the Borrower, by posting its public financial reporting documents, including its quarterly report on Form 10-Q and its annual report on Form 10-K on its www.amerisourcebergen.com website or Borrower’s appropriate designated website at http://www.sec.gov or http://intralinks.com.

7.                                      Section 9(t) of the Note is hereby deleted and restated in its entirety as follows:

“Repayment Date” shall mean, with respect to each Revolving Credit Loan, the date upon which the Borrower is required to pay the entire unpaid principal balance of such Revolving Credit Loan, exclusive of the accrued interest thereon, which date shall be determined by the Bank and the Borrower on the date upon which each Revolving Credit Loan is made; provided, however, that such Repayment Date shall not be later than thirty (30) days after the date on which such Revolving Credit Loan was made; provided, further, that if the Bank and the Borrower do not specify a date for a Revolving Credit Loan, the Repayment Date for such Revolving Credit Loan shall be deemed to be thirty (30) days after the date on which such Revolving Credit Loan was made.

8.                                      Capitalized terms used herein which are not defined herein shall have the meaning assigned to such terms in the Note. All other provisions of the Note remain unchanged and shall remain in full force or effect.

9.                                      This Amendment may be executed simultaneously in any number of counterparts, any one of which need not contain the signature of more than one party but all such counterparts taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF the parties have caused this First Amendment to be executed by their duly authorized officers or representatives, effective as of the Amendment Effective Date.

CITIZENS BANK OF PENNSYLVANIA		AMERISOURCEBERGEN CORPORATION

By:	/s/ Devon Starks	By:	/s/ J.F. Quinn

Name:	Devon Starks	Name:	J.F. Quinn

Title:	Senior Vice President	Title:	Vice President & Corporate Treasurer

Date:	April 4, 2014	Date:	April 4, 2014